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                                                                    EXHIBIT 12.1

TANISYS TECHNOLOGY, INC.

                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1996


Month               Shares Outstanding at Month End
-----               -------------------------------
Sept 95                       9,065,305
Oct 95                        9,085,305
Nov 95                        9,119,305
Dec 95                        9,119,305
Jan 96                       10,106,037
Feb 96                       10,106,037
Mar 96                       10,256,037
Apr 96                       10,256,037
May 96                       14,628,537
Jun 96                       14,628,537
Jul 96                       14,628,537
Aug 96                       15,978,537
Sept 96                      15,978,537
                            -----------
13 month total              152,956,053


Weighted
Average Shares               11,765,850

Net Loss                     (4,409,917)

Loss per Weighted
Average Shares                     (.37)